Exhibit 99.1

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FOR IMMEDIATE RELEASE                             Contact:    Stuart F. Bradt
                                                              Controller
                                                              651-312-3715
                                                              sfbradt@bremer.com



                   BREMER REPORTS SECOND QUARTER 2003 EARNINGS


         St. Paul, Minn. (July 22, 2003) -- Bremer Financial Corporation reported net income of $15.4 million for the three months ended June 30, 2003, a decline of 4.9% from the $16.2 million earned for the same three-month period in 2002. On a year-to-date basis through June 30, net income was $31.6 million, compared to $32.7 million earned in the first six months of 2002. Return on average equity for the quarter was 13.83% compared to a return on average equity of 15.91% in the second quarter of 2002, while return on average assets decreased to 1.16% in the second quarter of 2003 from 1.32% in the second quarter of 2002. On a year-to-date basis, we reported a return on average equity of 14.36%, compared to 16.34% in the first six months of 2002.

Net interest income for the second quarter of 2003 was $46.4 million, a decrease of 4.9% from the $48.8 million reported for the same period a year ago, as our net interest margin decreased to 3.93% in the second quarter of 2003 from 4.45% in the second quarter of 2002. On a year-to-date basis, net interest income is down $4.1 million, or 4.2% from the first six months of 2002, as our net interest margin has decreased to 4.02% from 4.43%. Offsetting some of the decline in net interest margin when comparing the two six-month periods was an increase in our average loans and leases of $254 million, or 7.3%.

The decline in net interest margin, which was primarily due to the effects of historically low interest rates, is expected to continue during the remainder of 2003. The average yield on our earning assets declined by 90 basis points when comparing the first six months of 2003 with the first six months of 2002. Largely as a result of competitive pressure in deposit markets and already historically low deposit rates, we were able to

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Bremer Reports Second Quarter 2003 Earnings
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reduce the average cost of our  interest  bearing  liabilities  by only 52 basis points when comparing the same two periods.

Noninterest income of $22.5 million in the second quarter of 2003 reflected a $5.7 million or 34.2% increase from the $16.7 million of noninterest income recorded in the second quarter of 2002. On a year-to-date basis, noninterest income was $45.3 million, a $9.2 million or 25.6% increase over the $36.0 million recorded in the first six months of 2002. The major contributors to the significant increases in noninterest income were gains on sale of loans and securities. Gains on sale of loans increased by $6.2 million to $10.5 million in the first six months of 2003, an increase of 145% from the $4.3 million recorded in the first six months of 2002, as residential mortgage loan activity remained strong due largely to the refinancing of mortgages. The pipeline of new residential mortgage loans in process remains strong, and a high level of loan sales activity is expected to continue during the third quarter of 2003.

In order to better balance our interest rate risk position, we sold shorter duration mortgage backed securities with high prepayment rates and reinvested the proceeds in longer duration securities that better matched the duration of our liabilities. These securities sales, which took place during March and April 2003, resulted in securities gains of $5.8 million in the first six months of 2003, compared to securities gains of $1.9 million in the first six months of 2002.

Noninterest expense increased $4.1 million, or 10.6%, to $42.3 million in the second quarter of 2003 from $38.2 million in the second quarter of 2002. On a year-to-date basis, total noninterest expense increased $6.7 million or 8.8%, to $83.2 million in 2003 from $76.4 million in 2002. Personnel costs, primarily in the form of higher pension expense and health care premiums, contributed most significantly to the increase in noninterest expenses when comparing the first six months of 2003 to the first six months of 2002. All other noninterest expenses, exclusive of personnel costs, increased a total of $1.4 million, or 4.6%, when comparing those same six-month periods.

Nonperforming  assets at June 30,  2003 were $33.8  million,  compared  to $31.9
million  at   December   31,   2002  and  $30.1   million  at  June  30,   2002.
Correspondingly, the ratio of nonperforming assets to total loans, leases and OREO increased slightly to .88% at June 30, 2003 from .87% at December 31, 2002 and .83% at June
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Bremer Reports Second Quarter 2003 Earnings
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30, 2002.  The increase in  nonperforming  assets is primarily due to commercial credits originated in our finance company subsidiary.

Net charge-offs in the second quarter of 2003 were $1.6 million, compared to $923 thousand in the second quarter of 2002 and $1.0 million last quarter. We recorded a provision for credit losses of $2.7 million in the second quarter of 2003, compared to $2.9 million in the second quarter of 2002. Our ratio of reserve to total loans and leases increased slightly to 1.62% at June 30, 2003 from 1.60% at December 31, 2002 and 1.59% at June 30, 2002. Our reserve coverage on nonperforming loans and leases was 184% at June 30, 2003, 202% at December 31, 2002, and 204% at June 30, 2002.

Bremer Financial Corporation is a privately-held, $5.4 billion regional financial services company owned by the Otto Bremer Foundation and our more than 1,800 employees. The company, founded in 1943 by Otto Bremer, is headquartered in St. Paul and provides a variety of banking, investment, trust, and insurance services in over 100 locations throughout Minnesota, North Dakota, and Wisconsin.














Except for historical information contained herein, the statements made in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risk and uncertainties, including statements regarding the intent, belief or current expectations of Bremer Financial Corporation and its management regarding Bremer's strategic directions, prospects, and future results. Certain factors may cause actual results to differ materially from those contained in the forward-looking statements, including our competitive environment, economic and other conditions in the markets in which we operate, governmental regulation, including policies and enactments of the Federal Reserve Board, the failure of any proposed acquisitions to be completed for any reason, the failure to successfully integrate any acquisitions, and other risks discussed in Bremer's filings with the Securities and Exchange Commission, which are incorporated herein by reference.

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Bremer Reports Second Quarter 2003 Earnings
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

                                           BREMER FINANCIAL CORPORATION AND SUBSIDIARIES
                                                        FINANCIAL HIGHLIGHTS
                                          (dollars in thousands, except per share amounts)

                                                       Three months ended June 30,               Six months ended June 30,
                                                       ---------------------------               -------------------------
                                                        2003          2002      Change         2003           2002       Change
                                                        ----          ----      ------         ----           ----       ------
Operating Results:
  Total interest income                            $   69,059    $   74,878      (7.77) % $  137,904       $150,243       (8.21) %
  Total interest expense                               22,642        26,081     (13.19)       45,410         53,654      (15.37)
                                                       ------        ------                   ------         ------
  Net interest income                                  46,417        48,797      (4.88)       92,494         96,589       (4.24)
  Provision for credit losses                           2,678         2,927      (8.51)        6,156          6,864      (10.31)
                                                        -----         -----                    -----          -----
  Net interest income after provision for
    credit losses                                      43,739        45,870      (4.65)       86,338         89,725       (3.77)
  Noninterest income                                   22,460        16,738      34.19        45,265         36,047       25.57
  Noninterest expense                                  42,293        38,235      10.61        83,179         76,439        8.82
                                                       ------        ------                   ------         ------
  Income before income tax expense                     23,906        24,373      (1.92)       48,424         49,333       (1.84)
  Income tax expense                                    8,519         8,199       3.90        16,849         16,649        1.20
                                                        -----         -----                   ------         ------
  Net income                                       $   15,387    $   16,174      (4.87) % $   31,575       $ 32,684       (3.39) %
                                                   ==========      ========               ==========       ========

  Net income per share                             $     1.28    $     1.35      (4.87) % $     2.63       $   2.72       (3.39) %
  Dividends paid per share                               0.45          0.40      12.50          0.90           0.80       12.50

  Tax equivalent net interest income               $   48,415    $   50,846      (4.78) % $   96,486       $100,735       (4.22) %
  Net charge-offs                                       1,633           923      77.10         2,640          3,195      (17.36)

Selected Financial Ratios:
  Return on average assets (1)                           1.16  %       1.32  %   (0.16)         1.22  %        1.34  %    (0.12)
  Return on average equity (1)                          13.83         15.91      (2.08)        14.36          16.34       (1.98)
  Average realized equity to average assets (1)          8.42          8.19       0.23          8.51           8.21        0.30
  Net interest margin (2)                                3.93          4.45      (0.52)         4.02           4.43       (0.41)
  Operating efficiency ratio (2)(3)                     59.89         55.64       4.25         60.04          55.92        4.12
  Net charge-offs to average loans and leases            0.17          0.11       0.06          0.14           0.19       (0.05)

                                                     June 30       June 30                December 31
                                                      2003          2002                     2002             Change
                                                      ----          ----                     ----             ------
Balance Sheet Data:
  Total assets                                     $5,442,812    $5,074,159       7.27  % $5,259,543           3.48  %
  Securities (4)                                    1,193,827     1,122,754       6.33     1,126,501           5.98
  Loans and leases (5)                              3,847,939     3,613,731       6.48     3,679,669           4.57
  Total deposits                                    3,760,254     3,620,640       3.86     3,750,329           0.26
  Short-term borrowings                               677,422       531,978      27.34       511,476          32.44
  Long-term debt                                      415,425       335,930      23.66       417,678          (0.54)
  Mandatorily redeemable preferred securities          76,500        76,500          -        76,500              -
  Total shareholders' equity and redeemable
    Class A common stock                              452,516       416,906       8.54       434,096           4.24
  Per share book value of common stock                  37.71         34.74       8.54         36.17           4.24

Asset Quality:
  Reserve for credit losses                          $ 62,315      $ 57,385       8.59  %   $ 58,799           5.98  %
  Nonperforming assets                                 33,834        30,062      12.55        31,910           6.03
  Nonperforming assets to total loans, leases
      and OREO                                           0.88  %       0.83  %    0.05          0.87 %         0.01
  Reserve to nonperforming loans and leases            184.18        204.05     (19.87)       202.02         (17.84)
  Reserve to total loans and leases                      1.62          1.59       0.03          1.60           0.02
---------------------------------------------

(1)      Calculation includes shareholders' equity and redeemable class A common stock.
(2)      Tax-equivalent basis.
(3)      Calculation excludes nonrecurring gains and losses, other nonrecurring noninterest income and amortization of intangibles.
(4)      Includes securities held-to-maturity and securities available-for-sale.
(5)      Net of unearned discount and includes nonaccrual loans and leases.

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Bremer Reports Second Quarter 2003 Earnings
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
                                              BREMER FINANCIAL CORPORATION AND SUBSIDIARIES
                                                SUMMARY BALANCE SHEET AND INCOME STATEMENT
                                                          (dollars in thousands)
                                                   Three months ended June 30,                   Six months ended June 30,
                                                   ---------------------------                   -------------------------
                                                 2003                  2002                    2003                    2002
                                                 ----                  ----                    ----                    ----
                                                      Average               Average                  Average               Average
                                           Average     Rate/    Average      Rate/      Average       Rate/     Average     Rate/
                                           Balance    Yield(1)  Balance     Yield(1)    Balance      Yield(1)   Balance     Yield(1)
                                           -------    --------  -------     --------    -------      --------   -------     --------
Summary Average Balance Sheet:
 Total loans and leases (2)              $3,775,010     6.26%  $3,506,043      7.08 %  $3,715,534      6.34%   $3,461,812    7.19 %
 Total securities (3)                     1,152,295     4.21    1,050,120      5.70     1,116,217      4.50     1,097,911    5.66
 Total other earning assets                  11,824     2.54       24,215      2.02        14,257      1.81        21,363    2.00
                                             ------                ------                  ------                  ------
 Total interest earning assets (4)       $4,939,129     5.77%  $4,580,378      6.74 %  $4,846,008      5.90%    4,581,086    6.80 %
 Total noninterest earning assets           361,968               329,088                 365,836                 333,611
                                            -------               -------                 -------                 -------
 Total assets                            $5,301,097            $4,909,466              $5,211,844              $4,914,697
                                         ==========            ==========              ==========              ==========
 Noninterest bearing deposits            $  641,834            $  554,166              $  631,626              $  549,336
 Interest bearing deposits                3,069,224     1.71%   3,077,869      2.31 %   3,061,457      1.77%    3,100,405    2.41 %
 Short-term borrowings                      590,301     1.31      396,676      1.58       520,480      1.31       387,121    1.60
 Long-term debt                             415,508     5.60      337,356      5.92       416,340      5.61       338,653    5.94
 Mandatorily redeemable preferred
  securities                                 76,500     9.40       76,500      9.40        76,500      9.45        76,500    9.45
                                             ------                ------                  ------                  ------
 Total interest bearing liabilities      $4,151,533     2.19%  $3,888,401      2.69 %  $4,074,777      2.25%   $3,902,679    2.77 %
 Other noninterest bearing liabilities       61,227                59,029                  61,985                  59,123
 Minority interest                              150                   150                     150                     150
 Total shareholders' equity and
  redeemable Class A common stock           446,353               407,720                 443,306                 403,409
                                            -------               -------                 -------                 -------
 Total liabilities and equity            $5,301,097            $4,909,466              $5,211,844              $4,914,697
                                         ==========            ==========              ==========              ==========

                                                   Three months ended June 30,                    Six months ended June 30,
                                                   ---------------------------                    -------------------------
                                              2003     2002      $Change     %Change       2003       2002       $Change   %Change
                                              ----     ----      -------     -------       ----       ----       -------   -------
Summary Income Statement:
 Total interest income                   $   69,059  $74,878   $   (5,819)    (7.77)%  $  137,904   $150,243   $  (12,339)  (8.21)%
 Total interest expense                      22,642   26,081       (3,439)   (13.19)       45,410     53,654       (8,244) (15.37)
                                             ------   ------       ------                  ------     ------       ------
 Net interest income                         46,417   48,797       (2,380)    (4.88)       92,494     96,589       (4,095)  (4.24)
 Provision for credit losses                  2,678    2,927         (249)    (8.51)        6,156      6,864         (708) (10.31)
                                              -----    -----         ----                   -----      -----         ----
 Net interest income after provision
  for credit losses                          43,739   45,870       (2,131)    (4.65)       86,338     89,725       (3,387)  (3.77)
 Service charges                              7,634    7,117          517      7.26        14,732     13,758          974    7.08
 Insurance                                    1,786    2,262         (476)   (21.04)        4,024      4,670         (646) (13.83)
 Trust                                        2,444    2,404           40      1.66         4,784      4,801          (17)  (0.35)
 Brokerage                                    1,345    1,332           13      0.98         2,582      2,718         (136)  (5.00)
 Gain on sale of loans                        6,208    1,938        4,270    220.33        10,520      4,301        6,219  144.59
 Gain on sale of securities                   1,637      326        1,311        NM         5,839      1,926        3,913  203.17
 Other                                        1,406    1,359           47        NM         2,784      3,873       (1,089) (28.12)
                                              -----    -----           --                   -----      -----       ------
    Total noninterest income                 22,460   16,738        5,722     34.19        45,265     36,047        9,218   25.57
 Salaries and wages                          19,599   17,941        1,658      9.24        37,887     35,435        2,452    6.92
 Employee benefits                            6,100    4,559        1,541     33.80        12,271      9,422        2,849   30.24
 Occupancy                                    2,801    2,573          228      8.86         5,590      5,146          444    8.63
 Furniture and equipment                      2,570    2,341          229      9.78         5,072      4,747          325    6.85
 Data processing fees                         2,498    2,341          157      6.71         4,983      4,520          463   10.24
 FDIC premiums and examination fees             439      438            1      0.23           876        886          (10)  (1.13)
 Amortization of intangibles                    716      745          (30)    (4.02)        1,433      1,493          (60)  (4.02)
 Other                                        7,570    7,297          274      3.76        15,067     14,790          277    1.87
                                              -----    -----          ---                  ------     ------          ---
    Total noninterest expense                42,293   38,235        4,058     10.61        83,179     76,439        6,740    8.82
                                             ------   ------        -----                  ------     ------        -----
 Income before income tax expense            23,906   24,373         (467)    (1.92)       48,424     49,333         (909)  (1.84)
    Income tax expense                        8,519    8,199          320      3.90        16,849     16,649          200    1.20
                                              -----    -----          ---                  ------     ------          ---
 Net income                              $   15,387  $16,174   $    (787)     (4.87)%   $  31,575   $ 32,684   $   (1,109)  (3.39)%
                                         ==========  =======   =========                =========   ========   ==========
--------------------------------

(1)     Calculation is based on interest income including $1,998 and $2,049 for the three months ending June 2003 and June 2002 and
        $3,992 and $4,146 for the six months ending June 2003 and June 2002 to adjust to a fully taxable  basis using the federal statutory rate of 35%.
(2)     Net of unearned discount and includes nonaccrual loans and leases.
(3)     Excluding net unrealized gain (loss) on securities available-for-sale.
(4)     Before deducting the reserve for credit losses.